FOR IMMEDIATE RELEASE

VERENIUM ANNOUNCES $54 MILLION CONVERTIBLE DEBT OFFERING

CAMBRIDGE, Mass. – February 25, 2008 – Verenium Corporation (Nasdaq: VRNM) announced today that it has entered into a securities purchase agreement with certain institutional investors whereby it expects to raise approximately $54 million in gross proceeds through the issuance of senior convertible notes (the “New Notes”) maturing April 1, 2012. The financing also includes an exchange of $16.7 million of New Notes for $18.5 million of the Company’s existing 5.50 percent convertible senior notes. The Company expects to receive net proceeds of approximately $45 million from the financing, to be used for general working capital purposes. Lazard Frères & Co. LLC acted as placement agent for this transaction.

Key features of the transaction include:

•	The New Notes carry an annual coupon rate of eight percent, with a company option to pay interest in cash or, if certain conditions are met, stock.

•	The New Notes are convertible into the Company’s common stock at an initial conversion price of $4.09 per share (a 15 percent premium to the market price used to price the New Notes).

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A convertible hedge transaction that has the effect of increasing the conversion premium on the New Notes to $5.16 per share, or a 45 percent premium to the market price used to price the New Notes. The cash cost of this transaction is approximately $6.2 million, and is reflected in the net proceeds number above.

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Investors in this offering will be issued warrants to purchase approximately eight million shares of the Company’s common stock at $4.44 per share (a 25 percent premium to the market price used to price the New Notes).

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The New Notes are subject to automatic conversion into common stock at the Company’s option if the Company’s closing stock price exceeds $8.18 per share (200 percent of the initial conversion price for the New Notes) over a certain period and if certain other conditions are met.

The material terms of the New Notes and the warrants and the other financing agreements are described in more detail in the Company’s Current Report on Form 8-K, filed today with the Securities and Exchange Commission.

The securities will be issued under Regulation D of the Securities Act of 1933, as amended. The securities offered in the private placement and the convertible hedge transaction (including any shares of common stock issuable upon conversion or exercise thereof) have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration requirements. This press release is not an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include statements related to the Company’s financing activities, all of which are prospective. Such statements are only predictions, and the actual events or results may differ materially from those projected in such forward-looking statements. Risk factors that could cause or contribute to differences include, but are not limited to, risks related to market conditions and other factors that could affect the Company’s ability to complete the proposed note and warrant offering, exchange and convertible hedge transaction and its intended use of proceeds. Certain of these risk factors and others are more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, its quarterly report on Form 10-Q for the quarter ended September 30, 2007 and its Current Report on Form 8-K filed today. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements.

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Contact:

Verenium Corporation

Kelly Lindenboom Vice President, Corporate Communications 617-674-5335 kelly.lindenboom@verenium.com